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                                                                   EXHIBIT 10.35


                          AGREEMENT AND GENERAL RELEASE


         This Agreement and General Release (the "Agreement") is made and entered into as of the 5th day of September, 2000, by and between Champion Enterprises, Inc. a Michigan corporation whose address is 2701 Cambridge Court, Suite 300, Auburn Hills, Michigan, 48326, and its subsidiaries, affiliates, and related entities, and any divisions thereof (together, the "Employer") and Joseph H. Stegmayer (the "Employee").

         WHEREAS, Employee has been employed by Employer, and Employee has elected to conclude such employment on or about September 5, 2000; and

         WHEREAS, Employee voluntarily and with full knowledge of Employee's rights and the provisions herein, now desires to waive Employee's rights and to settle, compromise, and dispose of any claims that Employee has or might have against Employer (or its affiliates) as set forth herein upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and other valuable consideration, it is hereby covenanted and agreed as follows:

         1. Releases.

         (a) Employee (for Employee and Employee's family, heirs, executors, administrators, personal representatives, legal representatives, successors and assigns), hereby forever and fully releases, acquits, and discharges Employer together with all of the officers, directors, agents, employees, successors or assigns of Employer, of and from any and all claims, causes of action, agreements, or any other liability of any nature whatsoever, whether known or unknown, foreseen or unforeseen, arising out of any matter or event occurring on or prior to the date hereof, including, but not limited to, claims related in any way to employment, wrongful discharge, negligent or intentional infliction of emotional distress, defamation, age discrimination or any other form of discrimination, breach of contract, claims for unused vacation pay, or any and all other claims of any nature arising out of or in any way relating to any employment agreement that Employee has had with the Employer (including claims for any payments now or hereafter owed under any such employment agreement), any other contract or agreement between Employee and Employer, or Employee's employment with the Employer or conclusion thereof, including any and all claims under any federal, state or local laws, regulations, rules or ordinances, including any claims under the Age Discrimination in Employment Act of 1967 (as amended), claims for any other benefit, or for violation of the Employee Retirement Income Security Act of 1974 (as amended). Employer and Employee recognize and agree that this release does not prejudice (i) Employee's rights as a shareholder of Employer,
              (ii) any rights of Employee under the Champion Enterprises, Inc.



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              Deferred Compensation Plan and the Champion Enterprises, Inc.
              Corporate Officer Stock Purchase Plan, (iii) any rights of Employee (through the date of conclusion of employment) to salary and benefits as specified in the July 3, 2000 letter by and between the parties, or (iv) or any indemnification rights Employee may have under law or Employer's by-laws. Employee does not release any such rights.

         (b) Employer and all of the officers, directors, agents, employees, successors and assigns of Employer hereby forever and fully releases, acquits and discharges Employee (and his family, heirs, executors, administrators, personal representatives, legal representatives, successors and assigns) of and from any and all claims, causes of action, agreements, or any other liability of any nature whatsoever, whether known or unknown, foreseen or unforeseen, arising out of any matter or event occurring on or prior to the date hereof. The itemization of certain claims in subpart (a) but not this subpart (b) does not limit in any way the scope of this release.

         2. Unknown Damages or Injuries. It is expressly understood and agreed by the parties that this is a full and final general release of all matters whatsoever and that this general release is intended to and does embrace not only all known and anticipated damages and injury, but also all unknown and unanticipated damages, injuries or complications that may later develop or be discovered, including all effects and consequences thereof.

         3. Lawsuit Forever Barred by Either Party. It is the intention and understanding of the parties that this Agreement will forever and for all time bar any action, claim or administrative proceeding whatsoever which arose or which might arise in the future from any acts, omissions, agreements or other occurrences on or prior to the date hereof including the incidents described above, and that no lawsuit ever will be asserted against any person or entity hereby released for any injury or damage, whether known or unknown, sustained or to be sustained, as a result of the foregoing incidents.

         4. No Right to Reemployment. Employee waives all right to reinstatement or reemployment with Employer, its subsidiaries, affiliates, divisions, and related entities and further agrees that Employee will never apply for employment with Employer, and that, if Employee does apply, such institutions may deny Employee such employment and such denial shall not constitute any violation of any laws, rules or orders of any state or of the United States.

         5. Confidential. Employee agrees that Employee will keep strictly confidential and will not communicate or disclose, except to Employee's immediate family, Employee's attorneys, tax and financial planners or as required by law or upon prior written consent of Employer, the contents of any term or provision contained in this Agreement.

         6. Settlement Amount. Upon Employee's execution and delivery to Employer of this Agreement and the expiration of the revocation period without revocation of this Agreement by Employee, Employer shall pay the Employee the lump-



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sum amount listed on Exhibit A and become liable for the other obligations listed on Exhibit A under the terms set forth on Exhibit A hereto.

         7. Full and Final Settlement. Following the discharge by Employer of all obligations listed on Exhibit A under the terms set forth on Exhibit A, and except as specifically set forth in Paragraph1(a), no further payment or consideration of any kind in connection with the release and settlement of the above-described claims is contemplated or required herein. Employer and Employee are, as of this same date, executing a consulting agreement. The effectiveness of this Agreement is contingent on the execution of that Consulting Agreement.

         8. Covenant Not to Compete. Employee is currently subject to certain agreements (the "Employment Agreements") which contain restrictions on Employee's ability to compete with Employer. The parties agree that those restrictions shall continue in full force and effect until January 1, 2001 but only as to the following six companies (or their affiliates or successors):
American Homestar Corporation, Cavalier Homes, Inc. Clayton Homes, Inc., Fleetwood Enterprises, Inc., Oakwood Homes Corporation, or Palm Harbor Homes, Inc. Without limiting the foregoing, Employee agrees that during that same period, he shall not personally, directly or indirectly act as a consultant, director, agent, partner, joint venturer or advisor of any of the six listed companies. Otherwise all such restrictions on Employee's ability to compete shall cease when this Agreement becomes effective. For purposes of this Agreement and the Consulting Agreement also being signed today, the term "Employment Agreements" shall mean: (i) Employee's original letter of employment dated December 15, 1997, (ii) the January 12, 1998 Non-Qualified Stock Option Agreement between the parties, (iii) the September 10, 1998 Stock Option Agreement under the Champion Enterprises, Inc. 1995 Stock Option and Incentive Plan, and (iv) the January 12, 1998 Champion Enterprises, Inc. Change in Control Severance Agreement, as amended February 18, 1999.

         9. Proprietary Information and Confidentiality. Employee acknowledges that under the Employment Agreements he is currently subject to various covenants and duties obligating him to retain as confidential "Confidential Information" in his possession or of which he is aware. Those obligations shall continue according to their terms even though Employer no longer employs Employee.

         10. Basic Understandings. Employee understands and agrees that
Employee:

                  (a) has read this Agreement carefully and understands all of its terms;

                  (b) is advised to consult with an attorney prior to executing this Agreement; and

                  (c)      may take 21 days to consider this Agreement.

         11. Revocation Period. Employee understands and agrees that Employee may revoke this Agreement for a period of seven (7) calendar days following his execution of this Agreement. The Agreement is not effective until this revocation period has expired without such revocation taking place. Employee understands that any revocation, to be effective, must be in writing and either
(a) received by mail, overnight



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courier service or fax transmission within seven (7) days after his execution of this Agreement and addressed to John J. Collins, Jr. at the address set forth above for Employer or (b) hand delivered within seven (7) days after the execution of this Agreement to John J. Collins, Jr.

         12. Return of Property. Employee agrees that on September 5, 2000 (or such earlier date as Employer reasonably requests) he will tender to Employer all credit cards, documents or any other Employer property in Employee's possession and submit for review and reimbursement by Employer any outstanding ordinary and necessary business related expenses incurred on behalf of Employer.

         13. No Effect on 401(k) Plan. This Agreement shall not affect Employee's rights under the terms of the Employer 401(k) Plan (if any). The terms of the 401(k) Plan shall remain effective as to Employee during the existence of such plan

         14. Stock and Stock Options. Employee's stock options that are vested but not exercised are hereby immediately canceled, as are those stock options that are not vested. Employee shall retain free and clear any other Employer stock which Employee owns and which is vested as of the execution of this Agreement.

         15. Settlement in Compromise. It is expressly understood by the parties that this Agreement is a compromise and settlement and that none of its terms and conditions is it to be construed as an admission of liability or wrongdoing on the part of Employer or Employee.

         16. Complete Agreement. This Agreement contains the complete understanding of the parties and no representations, inducements, promises, agreements, arrangements or undertakings relating to the matters set forth herein, whether oral or written, express or implied, between the parties not herein embodied shall have any force or effect. No modifications or amendments hereto may be made except by a writing signed by both the parties. On its effective date, this Agreement will supercede and replace any inconsistent term or provision of the July 3, 2000 letter between the parties. This Agreement shall be deemed to be a Michigan contract, and shall be governed by the laws of the State of Michigan. This Agreement may be executed in counterparts. Facsimile signatures shall be deemed to be originals.

         17. No Inconsistent Action. Each party hereto agrees that they will take no action (including, but not limited to, an appeal or institution of a separate lawsuit) inconsistent with this Agreement or which seeks to challenge any provisions of this Agreement or any document provided for herein.

         18. Ongoing Cooperation. Employee agrees that when and if necessary he will reasonably cooperate and assist Employer in connection with ongoing projects, program or litigation.

         19. Potential Invalidity. Should any covenant or other provision of this Agreement be declared invalid, illegal or unenforceable by any court of competent jurisdiction, by administrative order or by reason of any rule of law or public policy, all other provisions shall nevertheless remain in full force and effect and no provision shall be deemed dependent upon any other provision unless so specified.



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                  20. Enforcement. In the event that either party breaches any of its duties or obligations under this Agreement, the other party may, at its sole option, (i) terminate this Agreement by giving written notice of termination to the other whereupon the nonbreaching party shall be released and discharged of all liabilities, duties and obligations hereunder whatsoever; (ii) sue for specific performance of the duties and obligations hereunder; (iii) seek injunctive relief to prevent activities prohibited hereby; and/or (iv) exercise any other right or remedy available at law, in equity or otherwise. The parties acknowledge and agree that the injury from the breach of certain provisions of this Agreement will be incalculable and irremediable and that it will be extremely difficult, if not impossible, to accurately measure the damage from any such breach. Accordingly, the parties agree that upon any breach of this Agreement remedies at law may be inadequate. The parties further agree that the nonbreaching party shall be entitled, in addition to any other rights or remedies available to it, as a matter of right, to institute legal proceedings in Oakland County Circuit Court, Pontiac, Michigan and obtain equitable and legal relief.

         (b) No failure by a party to exercise any right, power or remedy hereunder or under applicable law shall affect such right, power or remedy, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or remedy hereunder or under applicable law. The rights and remedies of the parties are cumulative to all rights and remedies under applicable law.

         21. Mutual Knowing and Voluntary Waiver. The parties acknowledge that this is a knowing and voluntary waiver of the rights specified in this Agreement, that each has completely read and understands all of the terms and provisions of this Agreement and that signing this Agreement is each party's free act and deed. The parties further acknowledge that they have not relied upon the representations of any party hereby released or by that party's representatives concerning the subject matter hereof.









                       THIS SPACE INTENTIONALLY LEFT BLANK





         IN WITNESS WHEREOF, the parties have voluntarily and willingly executed this Agreement as of the date first set forth above.



         EMPLOYER:                      Champion Enterprises, Inc.


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                                        a Michigan corporation, on
                                        behalf of itself, its subsidiaries,
                                        affiliates, and related entities


                                        By:  ___________________________
                                                 Its:  Chairman, President & CEO


         EMPLOYEE:                      ______________________________
                                             Joseph H. Stegmayer




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                                     WAIVER


         Employee specifically waives the 21-day review period set forth in Paragraph 10 to consider the Agreement and understands that this Agreement shall not become effective for seven (7) days following the date it is signed by him, during which time Employee may revoke the Agreement by written notice to Employer.


                                    ______________________________
                                         Joseph H. Stegmayer
                                         Date:  September 5, 2000





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                                    EXHIBIT A



1.       Champion will pay the sum of $100,000 as severance paid in a lump sum.

2. In addition, in the event that Employee has not commenced employment in a new position on or before December 31, 2000, Champion will pay Employee an additional sum of up to $150,000, paid in six equal monthly installments of $25,000, starting January 1, 2001. These six additional monthly payments will continue only until Employee commences new employment.

3. Champion will continue until June 30, 2001 Employee's health care insurance on the same terms and conditions as may be in effect from time to time for Champion Enterprises, Inc. officers. This continued coverage will, however, cease if Employee commences new employment prior to that date. This provision will not effect Employee's COBRA rights.

4.       Employer agrees to provide to Employee free of charge
         PricewaterhouseCoopers tax services for the preparation of Employee's personal tax returns for the 2000 calendar year.









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